Exhibit 10.35

NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$600,000	Wall Street Journal Prime plus 1.000%	8.750%	02/28/09	Commercial

PROMISSORY NOTE
(Commercial - Term)

EFFECTIVE DATE AND PARTIES. This Promissory Note (Note) is made effective as of October 15, 2007.  The parties and their addresses are:

LENDER:

PHILLIPS W. SMITH FAMILY TRUST

Phillips W. Smith, Trustee

7501 North Ironwood Drive

Paradise Valley, AZ 85253

BORROWER:

PROUROCARE MEDICAL INC

a Nevada Corporation

ONE CARLSON PARKWAY SUITE 124

PLYMOUTH, Minnesota 66447

1.                                      DEFINITIONS.  As used in this Note, the terms have the following meanings:

A.                                    Pronouns.  The pronouns “we,’ ‘us,’ and “our” refer to each Borrower signing this Note, individually and together.  “You” and “Your” refer to the Lender.

B.                                    Note.  Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

C.                                    Loan.  Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

D.                                    Loan Documents.  Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E.                                      Property.  Property is any property, real, personal or intangible, that secures our performance of the obligations of this Loan.

F.                                      Percent.  Rates and rate change limitations are expressed as annualized percentages.

2.                                      PROMISE TO PAY.  For value received, we promise to pay you or your order, at your address, or at such other location as you may designate, amounts advanced from time to time under the terms of this Note up to the maximum total principal balance of $600,000 (Principal), plus interest from the date of disbursement, on the unpaid outstanding Principal balance until this Note is paid in full.

3.                                      INTEREST.  Interest will accrue on the unpaid Principal balance of this Note at the rate of 8.750 percent (Interest Rate) until October 31, 2007, after which time it may change as described in the Variable Rate subsection.

A.                                    Interest After Default.  If you declare a default under the terms of this Loan, including for failure to pay in full at maturity, you may increase the Interest Rate payable on the outstanding Principal balance of this Note until such default is cured.  In such event, interest will accrue on the outstanding Principal balance at the Interest Rate in effect from time to time under the terms of this Loan, until paid in full.

B.                                    Maximum Interest Amount.  Any amount assessed or collected as interest under the terms of this Note will be limited to the maximum lawful amount of interest allowed by state or federal law, whichever is greater.  Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal balance.  Any remainder will be refunded to us.

C.                                    Statutory Authority.  The amount assessed or collected on this Note is authorized by the Minnesota usury laws under Minn. Stat. 47.59.

D.                                    Accrual.  Interest accrues using an Actual/360 days counting method.

E.                                      Variable Rate.  The Interest Rate may change during the term of this transaction.

(1)                                 Index.  Beginning with the first Change Date, the Interest Rate will be based on the following index:  the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks known as the Wall Street Journal Prime Rate.  The Current Index is the most recent index figure available on each Change Date.

(2)                                 Change Date.  Each date on which the Interest Rate may change is called a Change Date.  The Interest Rate may change November 1, 2007 and daily thereafter,

(3)                                 Calculation Of Change.  On each Change Date you will calculate the Interest Rate, which will be the Current Index plus 1.000 percent.  The result of this calculation will be rounded up to the nearest .001 percent.  Subject to any limitations, this will be the Interest Rate until the next Change Date.  The new Interest Rate will become effective on each Change Date.  The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

(4)                                 Limitations.  The Interest Rate changes are subject to the following limitations:

(a)                                  Lifetime.  The Interest Rate will never be less than 6.500 percent.

(5)                                 Effect Of Variable Rate.  A change in the Interest Rate will have the following effect on the payments:  The amount of scheduled payments and the amount of the final payment will change.

4.                                      REMEDIAL CHARGES.  In addition to interest or other finance charges, we agree that we will pay these additional fees based on our method and pattern of payment.  Additional remedial charges may be described elsewhere in this Note.

A.                                    Late Charge.  If a payment is more than 10 days late, we will be charged 5.000 percent of the Unpaid Portion of Payment.  We will pay this late charge promptly but only once for each late payment.

5.                                      PAYMENT.  We agree to pay this Note on demand, but if no demand is made, we agree to pay this Note in installments of accrued interest beginning October 31, 2007, and then on the 31st day of each month thereafter.  We agree to pay the entire unpaid Principal and any accrued but unpaid interest on February 28, 2009.

Payments will be rounded up to the nearest $.01.  With the final payment we also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on our behalf.  Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Each payment we make on this Note will be applied first to interest that is due then to principal that is due, and finally to any charges that we owe other than principal and interest.  If you and we agree to a different application of payments, we will describe our agreement on this Note.  You may change how payments are applied in your sole discretion without notice to us.  The actual amount of our final payment will depend on our payment record.

6.                                      PREPAYMENT.  We may prepay this Loan in full or in part at any time.  Any partial prepayment will not excuse any later scheduled payments until we pay in full.

7.                                      LOAN PURPOSE.  The purpose of this Loan is REPAYMENT OF EXISTING CROWN BANK OBLIGATION.

8.                                      SECURITY.  This Loan is secured by separate security instruments prepared together with this Note as follows:

Document Name	Parties to Document

Security Agreement. PROUROCARE MEDICAL INC	PROUROCARE MEDICAL INC

9.                                      DEFAULT.  You may demand payment in full if any of the following occur:

A.                                    Payments.  We fail to make a payment in full when due, and fail to make such payment within three (3) days’ of your giving us notice of such failure to make the payment.

B.                                    Insolvency or Bankruptcy.  The death, dissolution or insolvency of appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against us.

C.                                    Business Termination.  We merge, dissolve, reorganize, end our business or existence.

D.                                    Failure to Perform.  We fail to perform any condition or to keep any promise or covenant of this Note and fail to cure this lack of performance within fifteen (15) days of your giving us notice of thereof.

E.                                      Other Documents.  A default occurs under the terms of any other Loan Document.

F.                                      Misrepresentation.  We make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

G.                                    Judgment.  We fail to satisfy or appeal any judgment against us.

H.                                    Forfeiture.  The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

I.                                         Name Change.  We change our name or assume an additional name without notifying you before making such a change.

10.                               DUE ON SALE OR ENCUMBRANCE.  You may, at your option, declare the entire balance of this Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, transfer or sale of all or any part of the Property.  This right is subject to the restrictions imposed by federal law 112 C.F.R. 5911, as applicable.  However, if we are in default under this Agreement, we may not sell the inventory portion of the Property even in the ordinary course of business.

11.                               WAIVERS AND CONSENT.  To the extent not prohibited by law, we waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

A.                                    Additional Waivers By Borrower.  In addition, we, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

(1)                                 You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

(2)                                 You may release, substitute or impair any Property securing this Note.

(3)                                 You may invoke your right of set-off.

(4)                                 You may enter into any sales, repurchases or participations of this Note to any person in any amounts and we waive notice of such sales, repurchases or participations.

B.                                    No Waiver By Lender.  Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon our strict performance of any provisions contained in this Note, or any other Loan Document, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

12.                               REMEDIES.  After we default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following,

A.                                    Acceleration.  You may make all or any part of the amount owing by the terms of this Note immediately due.

B.                                    Sources.  You may use any and all remedies you have under state or federal law or in any Loan Document.

C.                                    Set-Off.  You may use the right of set-off.  This means you may set-off any amount due and payable under the terms of this Note against any right we have to receive money from you.

D.                                    Waiver.  Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy.  You do not waive a default if you choose not to use a remedy.  By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

13.                               COLLECTION EXPENSES AND ATTORNEYS’ FEES.  On or after Default, to the extent permitted by law, we agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Note or any other Loan Document.  Expenses include, but are not limited to, attorneys’ fees, court costs and other legal expenses.  All fees and expenses will be secured by the Property we have granted to you, if any.  In addition, to the extent permitted by the United States Bankruptcy Code, we agree to pay the reasonable attorneys’ fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against us,

14.                               WARRANTIES AND REPRESENTATIONS.  We make to you the following Warranties and representations which will continue as long as this Note is in effect:

A.                                    Power.  We are duly organized, and validly existing and in good standing in all jurisdictions in which we operate.  We have the power and authority to enter into this transaction and to carry on our business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which we operate.

B.                                    Authority.  The execution, delivery and performance of this Note and the obligation evidenced by this Note are within our powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which we are a party or to which we are or any of our Property is subject.

15.                               APPLICABLE LAW.  This Note is governed by the laws of Minnesota, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.  In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Minnesota, unless otherwise required by law.

16.                               SUCCESSORS.  This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against us and our successors and assigns.

17.                               AMENDMENT, INTEGRATION AND SEVERABILITY.  This Note may not be amended or modified by oral agreement.  No amendment or modification of this Note is effective unless made in writing and executed by you and us.  This Note and the other Loan Documents are the complete and final expression of the agreement.  If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

18.                               INTERPRETATION.  Whenever used, the singular includes the plural and the plural includes the singular.  The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

19.                               NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS.  Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section, or to any other address designated in writing.  We will inform you in writing of any change in our name, address or other application information.  We will provide you any financial statement or information you request.  All financial statements and information we give you will be correct and complete.  We agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve our obligations under this Loan and to confirm your lien status on any Property.  Time is of the essence.

20.                               CREDIT INFORMATION.  We agree to supply you with whatever information you reasonably request.  You will make requests for this information without undue frequency, and will give us reasonable time in which to supply the information.

21.                               ERRORS AND OMISSIONS.  We agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and us.  We agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

22.                               SIGNATURES.  By signing, we agree to the terms contained in this Note.  We also acknowledge receipt of a copy of this Note.

BORROWER:

PROUROCARE MEDICAL INC

By	/s/ Richard C. Carlson	10/31/07
	Richard C. Carlson	Date

Its:	Chief Executive Officer